Joint Filer Information

Name: Highbridge International LLC

Address:  The Cayman Corporate Centre, 4th Floor
          27 Hospital Road
          George Town, Grand Cayman
          Cayman Islands, British West Indies

Designated Filer: Highbridge Capital Management, LLC

Issuer: Ambassadors International, Inc. (AMIE)

Date of Event Requiring Statement: November 13, 2009

Signature:  HIGHBRIDGE INTERNATIONAL LLC

            By: Highbridge Capital Management, LLC
                its Trading Manager

            By: /s/ John Oliva
                -----------------------------------
                Name: John Oliva
                Title: Managing Director


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                             Joint Filer Information

Name: Glenn Dubin

Address:   c/o Highbridge Capital Management, LLC
           9 West 57th Street, 27th Floor
           New York, New York 10019

Designated Filer: Highbridge Capital Management, LLC

Issuer: Ambassadors International, Inc. (AMIE)

Date of Event Requiring Statement: November 13, 2009

Signature:
            /s/ Glenn Dubin
            -------------------------------
            GLENN DUBIN